Exhibit 99.02
THE E. W. SCRIPPS COMPANY
RESTRICTED STOCK UNIT AGREEMENT
(Non-Employee Directors)
Summary of Restricted Stock Unit Grant
     The E. W. Scripps Company, an Ohio corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of The E. W. Scripps Company 1997 Long-Term Incentive Plan, as amended (the “Plan”) and this Restricted Stock Unit Agreement (the “Agreement”), the following number of Restricted Stock Units, on the Grant Date set forth below:

Name of Grantee:

Number of Stock Units:

Grant Date:	, 2009
Terms of Agreement
     1. Grant of Restricted Stock Units. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Grant Date, the total number of Stock Units (the “Restricted Stock Units”) set forth above. Each Restricted Stock Unit shall represent the contingent right to receive one Class A Common Share of the Company (“Share”) and shall at all times be equal in value to one Share. The Restricted Stock Units shall be credited in a book entry account established for the Grantee until payment in accordance with Section 3 hereof.
     2. Forfeiture of Restricted Stock Units. The Restricted Stock Units (including without limitation any right to dividend equivalents described in Section 6 hereof relating to dividends payable on or after the date of forfeiture) are subject to the forfeiture provisions set forth in Section 11 of the Plan.
     3. Payment.
          (a) Except as may be otherwise provided in Section 3(b), the Company shall deliver to the Grantee (or the Grantee’s estate in the event of death) the Shares underlying the Restricted Stock Units within thirty (30) days following the earlier of (i) the Grantee’s “separation from service” within the meaning of Section 409A of the Code; (ii) the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code; or (iii) the first anniversary of the Grant Date.
          (b) If the Restricted Stock Units become payable as a result of Section 3(a)(i), and the Grantee is a “specified employee” at that time within the meaning of Section 409A of the Code (as determined pursuant to the Company’s policy for identifying specified employees), then to the extent required to comply with Section 409A of the Code, the Shares shall instead be delivered to the Grantee within thirty (30) days after the first business day that is more than six months after the date of his or her separation from service (or, if the Grantee dies during such six-month period, within ninety (90) days after the Grantee’s death).
          (c) The Company’s obligations with respect to the Restricted Stock Units shall be satisfied in full upon the delivery of the Shares underlying the Restricted Stock Units.

     4. Transferability. The Restricted Stock Units may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, unless otherwise provided under the Plan. Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Stock Units.
     5. Dividend, Voting and Other Rights. The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares underlying the Restricted Stock Units until such Shares have been delivered to the Grantee in accordance with Section 3 hereof. The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
     6. Payment of Dividend Equivalents. From and after the Grant Date and until the earlier of (a) the time when the Restricted Stock Units are paid in accordance with Section 3 hereof or (b) the time when the Grantee’s right to payment of the Restricted Stock Units is forfeited in accordance with Section 2 hereof, on the date that the Company pays a cash dividend (if any) to holders of Shares generally, the Grantee shall be entitled to a cash amount equal to the product of (i) the dollar amount of the cash dividend paid per Share on such date and (ii) the total number of Restricted Stock Units credited to the Grantee as of such date (the “Dividend Equivalent”). The Dividend Equivalent shall be paid to the Grantee at the same time that the related dividend is paid to the holders of Shares.
     7. No Right to Reelection. Nothing contained in this Agreement shall confer upon the Grantee any right to be nominated for reelection by the Company’s shareholders, or any right to remain a member of the Board of Directors of the Company for any period of time, or at any particular rate of compensation.
     8. Adjustments. The number and kind of Shares deliverable pursuant to the Restricted Stock Units are subject to adjustment as provided in Section 16 of the Plan.
     9. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Restricted Stock Units; provided, however, notwithstanding any other provision of this Agreement, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of any such law or listing requirement.
     10. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent unless the Committee determines, in good faith, that such amendment is required for the Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may provided in the Plan.

     11. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     12. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan, including the forfeiture provisions of Section 11 of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Stock Units.
     13. Successors and Assigns. Without limiting Section 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
     14. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.
     15. Use of Grantee’s Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.
     16. Electronic Delivery. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Grant Date.

THE E. W. SCRIPPS COMPANY
By:
Richard A. Boehne
President and Chief Executive Officer

          By signing below, you acknowledge that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by you or are available for viewing at                     , and you consent to receiving this Prospectus Information electronically, or, in the alternative, agree to contact Julie L. McGehee — Vice President, Benefits and Compensation, The E. W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, OH 45202; 513-898-4075 (telephone); 513-977-3720 (facsimile), to request a paper copy of the Prospectus Information at no charge. You also represent that you are familiar with the terms and provisions of the Prospectus Information and hereby accept the award on the terms and conditions set forth herein and in the Plan.

Grantee

Date: